                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT
                             --------------------



          THIS AGREEMENT is made as of the 31st day of December, 1999, by and between FILM ROMAN, INC., a California corporation, 12020 Chandler Street, North Hollywood, California 91607 ("Company") and JON VEIN, 101 No. Las Palmas Avenue, Los Angeles, California 90004 ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment:
          ----------

          1.1 Company shall employ Executive and Executive accepts such employment with the Company upon the terms and conditions set forth in this agreement.

          1.2 During the Term defined below Executive shall serve as a senior executive of Company as Executive Vice President performing (i) services as supervisor of the business affairs and internal legal areas, (ii) services overseeing feature development and production, and (iii) any other duties including all activities incidental thereto which are consistent with Executive's title as may be assigned to him by the Company's Chief Executive Officer or the Board of Directors ("Board"); Executive shall be included in consideration of material business decisions of management.

          1.3 Executive shall devote Executive's best efforts and Executive's exclusive full business time and attention (as required by the Chief Executive Officer of the Company or the Board) to the business and affairs of Company, its parent, and their direct or indirect wholly owned subsidiaries, if any. In connection with the foregoing, Executive shall be located at and perform his services primarily at the Company's principal executive offices located in the greater Los Angeles Metropolitan area (it being understood that the performance of Executive's duties shall include business travel from time to time outside of such area).

          1.4 Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a diligent, trustworthy, business-like and efficient manner and shall comply with Company's reasonable instructions and regulations in all matters, including, if applicable, artistic taste.

          1.5 Reference is made to Company's "Executive Handbook" as the same may be currently in effect or hereafter modified (modifications, if any, which are inconsistent with specific provisions of this agreement shall not be deemed incorporated herein). Said Executive Handbook shall be deemed a part of this Agreement, except that the Company's termination rights hereunder shall be only as set forth in this Agreement and if there are any other inconsistencies between the handbook and this agreement the provisions of this Agreement shall prevail.

          1.6 Executive shall cooperate with Company to enable Company to obtain, at its expense, life insurance on the life of Executive for the benefit of Company in such amounts as Company may from time to time determine, but failure to qualify for insurance shall not be a breach hereof.

     2.   Term:
          ----

          2.1 The term (herein "Term") of this agreement shall commence as of January 1, 1999, and shall continue, unless sooner terminated as elsewhere herein provided, for two (2) consecutive "contract years" as defined below. The date on which the Term is scheduled to expire shall be referred to herein as the "Expiration Date."

          2.2 The term "contract year" as used above means each period of fifty-two (52) consecutive weeks; provided, however, that if the Term were to
                                  --------  -------
expire in the middle of any week, the Term shall be deemed extended so as to expire on the Friday of such week.

     3.   Termination and Effect of Termination:
          --------------------------------------

          3.1  Expiration of Term. Executive's employment by the Company and
               ------------------
this Agreement shall automatically expire and terminate on the expiration of the Term unless sooner terminated pursuant to the provisions of this Section 3.

          3.2  Death. Executive's employment by the Company and this Agreement
               -----
shall automatically terminate upon Executive's death.

          3.3  Disability. The Company shall have the right and option,
               ----------
exercisable by giving written notice to Executive, to terminate Executive's employment by the Company and this Agreement at any time after Executive has been unable to perform the services or duties required of Executive in connection with Executive's employment by the Company as a result of physical or mental disability (or disabilities) which has (or have) continued for a period of 60 days in the aggregate, during any twelve (12) month period. Executive shall be deemed to be physically or mentally incapacitated if Executive is unable for any reason whatsoever to devote substantial time to the business of the Company, as determined by

                                       2
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the Board in good faith. If the Company determines that Executive is disabled or incapacitated and if Executive does not agree, determination shall be made by a panel of three (3) doctors, the first to be chosen by the Company, the second to be chosen by Executive and the third to be chosen by the first two. Any doctor selected by a party will not be affiliated, associated or related to the party selecting that doctor in any manner whatsoever. The opinion of a majority of the panel of doctors shall be binding on the parties hereto. Each party shall bear its own cost for their own doctor, and the parties shall split the cost of the third doctor (unless it is determined that Executive is not permanently incapacitated, in which even all doctor costs shall be borne by Company).

          3.4  For Cause. The Company shall have the right and option,
               ---------
exercisable by giving written notice to Executive, to terminate Executive's employment by the Company and this Agreement at any time after the occurrence of any of the following events or contingencies (any such termination being deemed to be a termination "for cause"):

                    (i) Executive materially breaches, materially repudiates or otherwise materially fails to comply with or perform any of the terms of this Agreement, any duties of Executive in connection with Executive's employment by the Company or any of the Company's policies or procedures, or deliberately interferes with the compliance by any other Executive of the Company with any of the foregoing; provided, that if any action or omission by Executive constituting one of the foregoing is curable and does not constitute any of the events or actions described in clause (ii), below, Executive shall have five (5) business days to cure such breach following notice thereof from the Company (which notice shall be written or, if immediate written notice is not possible, oral notice may be given, provided that such oral notice is confirmed in writing within the foregoing five business day period.) (For purposes of this clause (i) and clauses (iii) and (iv), below, an action (or omission) shall be "intentional" if Executive knows, or reasonably should have known, that such action (or omission) constitutes a material breach hereof). For these purposes, actions (or omissions) by the Executive which he in good faith believes to be in the best interests of the Company and are permitted by this Agreement shall not be deemed in any circumstance to constitute an action (or omission) which he "reasonably should have known" to constitute a material breach of this Agreement;

                    (ii) The conviction by Executive of a felony or the pleading by Executive of no contest (or similar plea) to any felony (other than a crime for which vicarious liability is imposed upon Executive solely by reason of Executive's position with the Company, and not by reason of Executive's conduct). For purposes of this clause, the Company shall bear the burden of proof in any action in which the Company attempts to terminate Executive based upon the "commission of a felony" unless a judgment of "guilty" has been entered against Executive in a court of competent jurisdiction with respect to such felony; or

                                       3
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                    (iii) Any act or omission by Executive
     constituting fraud, gross negligence or willful misconduct in connection with Executive's employment by the Company; provided, that if any action or omission by Executive constituting one of the foregoing is curable and does not constitute any of the events or actions described in clause (ii) above, Executive shall have five (5) business days to cure such breach following notice thereof from the Company (which notice shall be written or, if immediate written notice is not possible, oral notice may be given, provided that such oral notice is confirmed in writing within the foregoing five business day period).

          3.5  Employment Beyond the Term. The Company shall have no obligation
               --------------------------
to renew or extend the Term. Neither (i) the expiration of the Term, (ii) the failure or refusal of the Company to renew or extend the Term, this Agreement, or Executive's employment by the Company upon the Expiration of the Term nor
(iii) the termination of this Agreement by the Company pursuant to any provision of this Section 3, shall be deemed to constitute a termination of Executive's employment by the Company "without cause" for the purpose of triggering any rights of or causes of action by Executive. The Company agrees to provide Executive with at least three months notice of its determination whether to extend the Term or allow the Term to expire; provided, however, if the Company
                                             --------  -------
provides Executive with less than three months notice, the Term shall be automatically extended at Executive's option to that date which is three months following the giving of any such notice.

          3.6  Consequences of Termination. If this Agreement, the Term or
               ---------------------------
Executive's employment by the Company is terminated or expires pursuant to any provision of this Section 3 (other than Section 3.2, 3.3 or 3.7), or is terminated by Executive, Executive's right to receive salary or other compensation from the Company and all other rights and entitlements of Executive pursuant to this Agreement or as an Executive of the Company shall forthwith cease and terminate, and the Company shall have no liability or obligation whatsoever to Executive, except that:

                    (i) The Company shall be obligated to pay to Executive not later than five days following the effective date of such termination all unpaid salary, vacation and reimbursable expenses which shall have accrued as of the effective date of such termination; and

                    (ii)  The terms and conditions of applicable
     Executive Benefit Plans, if any, shall control Executive's entitlement, if any, to receive benefits thereunder.

               In event of termination other than for cause Executive shall retain rights to stock options which have theretofore vested as provided in

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     the Stock Option Agreements, as amended hereby.

          3.7  Termination Without Cause. The Company shall not be obligated to
               -------------------------
utilize Executive's services or any of the results and proceeds thereof or to permit Executive to retain any corporate office or to continue to do so; and the Company shall have the unilateral right, at any time, without notice, in the Company's sole and absolute discretion, to terminate Executive's employment by the Company, without cause, and for any reason or for no reason (the Company's "Termination Rights"). The Company's Termination Rights are not limited or restricted by, and shall supersede, any policy of the Company requiring or favoring continued employment of its Executives during satisfactory performance, any seniority system or any procedure governing the manner in which the Company's discretion is to be exercised. No exercise by the Company of its Termination Rights shall, under any circumstances, be deemed to constitute (i) a breach by the Company of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith and fair dealing), (ii) a wrongful discharge of Executive or a wrongful termination of Executive's employment by the Company, or (iii) a wrongful deprivation by the Company of Executive's corporate office (or authority, opportunities or other benefits relating thereto). If the Company elects to terminate Executive's employment by the Company without cause prior to the expiration of the Term, the Company shall have no obligation or liability to Executive pursuant to this Agreement or otherwise, except to pay to Executive not later than the effective date of such termination (i) all unpaid vacation which shall have accrued as of the effective date of such termination, (ii) a lump-sum payment equal to the aggregate amount of salary provided in Section 4.1 hereto that would have been payable to Executive during the remainder of the Term, as if Executive's employment by the Company had not been terminated. If the Company terminates Executive's employment without cause prior to the Expiration Date, Executive shall have no obligation to mitigate and the Company shall have no right to offset the Company's payment obligations against any employment income received by Executive.

          3.8  Termination by Executive. Executive shall have the right to
               ------------------------
terminate the term of this Agreement prior to the expiration date specified herein:

                    (i) If the Company materially breaches this Agreement (including, but not limited to, the provisions of Section 1.2 hereof) and such breach is not cured within five (5) business days after receipt of written notice from Executive alleging such breach; or

                    (ii) Executive shall have the right and option, exercisable by giving written notice to the Company, to terminate Executive's employment by the Company and this Agreement at any time during the 90-day period following the occurrence of a Change of Control, in which case the Company shall make the payments required by Section 3.7.

                    For purposes of this agreement the term "Change of Control" shall have the same meaning here as in the Company's current Stock Option Plan namely,

               (a) A merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation.

               (b) The sale, transfer or other disposition of all or substantially all of the assets of the Company, or

               (c) any other corporate reorganization or business combination in which fifty (50%) percent or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions.

          3.9  Consequences of Termination - By Reason of Death or Disability.
               --------------------------------------------------------------

               If this Agreement, the Term or Executive's employment by the Company is terminated or expires pursuant to the provisions of Section 3.2 (Death) or Section 3.3 (Disability), Executive's right to receive salary or other compensation from the Company and all other rights and entitlements of Executive pursuant to this Agreement or as an Executive of the Company shall forthwith cease and terminate, and the Company shall have no liability or obligation whatsoever to Executive, except that:

                    (i) The Company shall be obligated to pay to Executive or Executive's estate, as applicable, not later than the effective date of such termination all unpaid salary, vacation and reimbursable expenses which shall have accrued as of the effective date of such Termination;

                    (ii) The Company shall be obligated to pay to Executive or Executive's estate, as applicable, an amount equal to the Base Salary that would have accrued during the six months following the effective date of such termination, as if such termination had not occurred; and

                    (iii) The terms and conditions of applicable Executive Benefit Plans, if any, and the Stock Option Agreements referred to below and as hereby amended shall control Executive's entitlement, if any, to receive benefits thereunder.

     4.   Salary and Bonuses: Provided Executive fully and faithfully renders
          ------------------
all services required hereunder and is not otherwise in material breach hereof, Company will

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pay salary (in equal weekly or bi-weekly installments) and bonuses as follows:

          4.1  Base Salary:
               -----------

               (a) First contract year - for the period from January 1, 1999 until August 3, 1999: at rate of $235,000.00 per annum and for the period from August 4, 1999 until December 31, 1999: at rate of $250,000.00 per annum.

               (b) Second contract year - for the period from January 1, 2000 until August 3, 2000: at rate of $250,000.00 per annum and for the period from August 4, 2000 until December 31, 2000: at rate of $275,000 per annum.

               Nothing herein shall preclude Company from reviewing and increasing any compensation provided for herein which review shall occur not more often than semi-annually; any such increases shall require the approval of the Board.

          4.2  Bonuses: Executive may be entitled to an annual performance
               -------
bonus as from time to time determined by the Board of Directors (it being acknowledged that there is no obligation to grant such a Bonus).

          4.3  Feature Film Bonuses.
               --------------------

               (a) Executive shall receive bonuses with respect to the project currently entitled, "There Goes The Neighborhood," which was the subject of a development-production agreement between Company and Universal Pictures dated as of March 4, 1996. If such project goes into production as either a motion picture or a television program or television series produced by Company or under its authority such bonuses shall equal:

                    (i)   five percent of fixed fees including
     production fee (limited to $1 million of production fees) and any animation production fee (limited to $1.5 million to $2.0 million of such fees) payable to Company with respect to each such motion picture or television production or episode of a television series; and

                    (ii) seven percent of any contingent payments such as gross participations, adjusted gross participations, net profit participations or the like, no matter how characterized.

               Said bonuses shall be payable only to the extent Company actually receives revenues upon which bonuses are based and at the time when the same are so received by the Company, or within sixty (60) days thereafter, whether such revenues are received during or after the Term. If Company becomes obligated to return any portion of a payment, Executive shall likewise return his share of the same. The bonuses referred

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to in this subparagraph (a) are fully vested.

               (b)  Omitted

          4.4  Compliance with Laws.  Company's obligation for payment of
               --------------------
compensation hereunder shall be subject to all present and future laws, rules, regulations and executive orders affecting such obligation. No withholding, deduction, reduction or limitation of payments hereunder by reason of any such law, rule, regulation or order shall be deemed a breach of this agreement or relieve Executive from Executive's obligations hereunder or give Executive any right to terminate this agreement. If Company is unable to make full payments hereunder because of any wage control law or regulation, Company shall pay Executive any portion of such payment (which is not paid when due) at such time when such law or regulation no longer prohibits such payment (unless such law or regulation prohibits such retroactive payments).

     5.   Expenses:
          --------

          5.1 (a) Company shall reimburse Executive for such expenses which are reasonably incurred by Executive on behalf of or for the benefit of Company in accordance with the Company's then current expense reimbursement policies applicable to senior executive officers (which in any event shall be no less favorable than that applicable to the Chief Executive Officer) and the presentation by Executive from time to time of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, and such other information as Company may reasonably require, together with such receipts showing payments as Executive has been able to obtain. Company shall either pay for or reimburse Executive for all such travel expenses as well as reasonable living expenses while he is outside of the greater Los Angeles area.

               (b) Further, Executive shall be entitled to a Company telephone credit card. Executive shall also be entitled to a car allowance in the amount of Five Hundred Dollars ($500.00) per month, which amount shall be reported on Executive's W-2 or on Form 1099 (as Company may determine) and shall cover all normal work-related automobile expenses and shall be payable in accordance with Company's then existing policies (currently, payment to be made at the beginning of each applicable month). Company shall reimburse Executive for 75% of all charges relating to cellular telephone, and car telephone uses pertaining to Company's business upon receipt of substantiating vouchers. With respect to the car allowance, cellular telephone and car telephone, Company shall treat Executive in accordance with the Company's then current policies applicable to senior executive officers (which in any event shall be no less favorable than that applicable to the Chief Executive Officer).

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     6.   Benefits:
          --------

          6.1  Medical Plans, etc.
               -------------------

               (a) During the Term, Executive shall also be entitled to and shall be accorded all rights and benefits under any life insurance, disability, health and major medical insurance policy or policies, and any other plans or benefits, 401(K) Plan and pension plans which Company may provide during the Term ("Employee Benefit Plans") to senior executive officers generally.

               (b) During each contract year Executive shall also be entitled to (i) three (3) weeks of paid vacation at times to be mutually agreed to and
(ii) sick leave on a basis accorded other senior executives generally during the Term.

               (c) Provided that Executive meets qualifications (including medical qualifications) for the same, Company shall furnish Executive with term life insurance having a face value of $500,000.00, which insurance coverage shall remain in effect during the Term hereof.

          6.2  Employee Stock Options:
               ----------------------

               (a) Executive is currently entitled to participate in the Employee Stock Option Plan of Film Roman, Inc., a Delaware corporation ("FRI Delaware"). Said Plan includes usual provisions included in a non-qualified stock option plan including the right to satisfy the exercise price with cash, promissory notes (if secured to the reasonable satisfaction of FRI Delaware) or stock in the FRI Delaware. Executive acknowledges that such Plan is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986 as amended and is to be considered in all respects as "non-qualified." Executive's entitlement to participate in the Plan is set forth in two (2) existing Stock Option Agreements both dated June 17, 1998; one Stock Option Agreement relates to options pertaining to 62,500 shares and the other relates to options pertaining to 40,000 shares.

               (b) Additionally Company has caused FRI Delaware to grant to Executive stock options concurrently herewith under the Plan pursuant to a Stock Option Agreement dated January 1, 1999, containing the terms and conditions summarized below, to purchase seventy-five thousand (75,000) shares of FRI Delaware's common stock at an exercise price equal to its fair market value (as defined in the Plan) as of December 17,

1998, which options shall vest as follows:

                    (i)   an option as to 37,500 shares to vest
     immediately upon effective date of this agreement; and

                    (ii) an option as to 37,500 shares to vest in twelve monthly installments, the first installment date being the first day of the second contract year with respect to 6,250 shares; the following 10 installment dates being the first day of each of the following ten months with respect to 2,840 shares; and the last installment date being the first day of the last month of the second contract year with respect to 2,850 shares.

               Said options shall remain exercisable for a period ending on the earlier to occur of (i) ten (10) years from the date of the grant, (ii) nine months from the effective date of termination of this Agreement for any reason other than Death (Section 3.2) or Disability (Section 3.3); and (iii) two years from the effective date of termination of this Agreement by reason of Death (Section 3.2) or Disability (Section 3.3).

          (c) With respect to all stock options granted Executive, Executive may elect to exercise such options on a cashless basis, deducting from the number of option shares to be received a number of shares equal in value to the exercise price of the option as determined in accordance with the provisions of the Plan, as applicable. Without limiting the foregoing, in the event of termination of this Agreement, unvested stock options granted hereunder shall be canceled as and to extent provided in the Plan; except that if termination of this agreement is by reason of Death (as provided in Section 3.2), Disability (as provided in Section 3.3), without cause (as provided in Section 3.7 above) or by Executive (as provided in Section 3.8 (i), (ii) or (iii) above) then and in such event all options granted hereunder under subparagraph (b) but not yet vested shall be accelerated and shall be considered vested as of the date of such termination.

     7.   Company's Rights:
          ----------------

          7.1 Executive acknowledges that Company, as employer of Executive, shall own all right, title and interest in and to the results of Executive's services hereunder within the scope of his employment, including all material developed or conceived by Executive within the scope of Executive's employment. Company shall have the right to use all such materials and the elements thereof and the programs or other productions in which the material is contained worldwide and in perpetuity, without limitation or restriction whatsoever and Company may distribute, broadcast and otherwise exhibit, use and/or exploit, in whole or in part, worldwide, in perpetuity, same in any manner and through any media, whether presently in existence or subsequently devised, as Company may elect. Executive hereby waives the so-called "moral rights" of an author. Executive agrees and acknowledges that for purposes of Section 201 of the United States Copyright Act and for ownership purposes, Company is the "employer for hire" of Executive and shall have all ownership rights in the material and services of Executive hereunder as the author thereof. Company shall have no obligation to use the product of Executive's services.

          7.2 Without limiting the foregoing, Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive within the scope of his employment while employed by Company or its predecessor belong to Company or such subsidiary. Executive will promptly disclose to the Board and perform all actions reasonably requested by the Board at Company's expense (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          7.3 Company shall have the right to use, disseminate, reproduce, print and publish Executive's name, likeness, voice and approved biographical material concerning Executive as news or informative matter in connection with Company's business.

          7.4 Executive's services and rights herein granted are unique in character and value such that the loss thereof could not reasonably be compensable in damages in an action at law. Accordingly, Company shall be entitled to seek equitable relief by way of injunction or otherwise to prevent the breach or continued breach of this Agreement. The sole right of Executive as to any breach or alleged breach hereof by Company shall be the recovery of money damages, and the rights herein granted by Executive shall not be terminated by reason of such breach. The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

     8.   Federal Communications Act:
          --------------------------

          To the extent that the same may be deemed applicable to any product hereunder, reference is hereby made to Section 507 of the Federal Communications Act, making it a criminal offense for any person, in connection with the production or preparation of any program intended for broadcasting, to accept or pay any money, service or other valuable consideration for the inclusion of any matter as part of any such program or program matter without disclosing in advance the same to the employer of the person to whom such payment is made or to the person for whom such program is being produced, or to the station over which such program is broadcast. Executive understands that it is the policy of Company not to permit any employee of Company to accept or pay any such consideration, and Executive represents and agrees that Executive has not accepted and will not accept, and has not paid and will not pay, any money, services, or other valuable consideration for the inclusion of any "plug," reference or product identification, or any other matter in the programs produced hereunder.

     9.   Confidential Information:
          ------------------------

          Executive acknowledges that the information, observations, work product, trade secrets and data obtained by Executive while employed by Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary thereof ("Confidential Information") are the property of Company or such subsidiary. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act in breach of this Agreement or (ii) must be disclosed under a subpoena or other governmental order or (iii) was possessed by Executive prior to Executive's employment by the Company or (iv) are disclosed within scope of period, or at any other time Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of Company or any subsidiary which Executive may then possess or have under Executive's control; provided that Executive may retain his personal rolodex and sample agreements.

     10.  Non-Compete, Non-Solicitation:
          -----------------------------

          10.1 Executive acknowledges that in the course of Executive's employment with Company Executive has and will become familiar with Confidential Information concerning Company and its subsidiaries and that Executive's services have been and will be of special, unique and extraordinary value to Company and its subsidiaries. Therefore, during the Term, Executive will not be an employee, consultant, advisor, or director of any other person, firm or corporation which is a Competitive Business. Further, Executive shall not become financially interested or associated with, directly or indirectly, a Competitive Business.

          10.2 Notwithstanding anything to the contrary contained herein, Executive may own up to five percent (5%) of any class of a Competitive Business' outstanding securities which are listed on any national securities exchange, registered under Section 12(g) of the Securities Exchange Act of 1934 or otherwise publicly traded, provided that the holdings of Executive of any such security of a Competitive Business do not represent more than 10% of the aggregate of Executive's investment portfolio at any time. For these purposes, "Competitive Business" means all persons engaging in any business which directly competes with that of the business of the Company.

          10.3 During Executive's employment and for two (2) years after the end of the Term Executive will not attempt to solicit (for Executive's own purposes or for any other company) any employee of, or independent contractor rendering exclusive services to, Company at the time of such attempt or solicitation. Further, during Executive's employment and for two (2) years after the end of the Term Executive will not (i) transfer or attempt to transfer any projects in which Company is involved (whether in negotiation, development or production) from Company to Executive or to any other company and/or (ii) encourage any company or business with whom Company is doing business (e.g. a network or other exhibitor) from ceasing to do business with Company with respect to any project which is then in negotiation, development or production.

     11.  Notices:
          -------

          All notices required to be given hereunder shall be in writing and shall be delivered personally, or by express, certified or registered mail to the respective addresses of the parties hereto set forth elsewhere in this Agreement, or at such other addresses as may be designated by written notice. Delivery of any notice shall be deemed conclusively made (i) if personally delivered at the time of delivery, (ii) if delivered by any private overnight express mail service, twenty-four (24) hours after deposit with such service (this period shall be seventy-two (72) hours if addressed to or from a party outside the United States), and (iii) if mailed, properly addressed and postage prepaid, three (3) business days from date of mailing (seven (7) business days if mailed to or from a country other than U.S.). A copy of any notice hereunder to Company shall also be given to Dixon Q. Dern, 1901 Avenue of the Stars, Suite 400, Los Angeles, California 90067.

     12.  Immigration:
          -----------

          Company's engagement of Executive is subject to Executive's compliance with the terms and provisions of the Federal Immigration and Naturalization Act which compliance has been effected. In that regard concurrently with the execution of this agreement Executive shall provide Company with such proof of Executive's United States Citizenship or authorization to work in the United States as may be required by the Immigration and Naturalization Service and shall also complete and return to Company an I-9 Form or such other forms as may be required.

     13.  Arbitration:
          -----------

          Any controversy or claim arising out of, or relating to, this agreement, the breach thereof, or the coverage of this arbitration provision shall be settled by arbitration pursuant to the provisions of Section 1280, et seq. of the California Code of Civil Procedure (or such substitute provisions therefor then in effect); provided, that any arbitrator(s) selected shall have experience in or knowledge of the business(es) in which Company is engaged. Any such arbitration shall be conducted in Los Angeles, California. The arbitration of such issues, including the determination of the amount of any damages suffered by any party hereof by reason of the acts or omissions of another shall be to the exclusion of any court of law except as set forth below. The decision of the arbitrators or a majority of them shall be final and binding on all parties and their respective heirs, executors, administrators, successors and assigns. Any action to secure a judicial confirmation of the arbitration award may be brought in any state or federal court of competent jurisdiction. If the parties or the arbitrators appointed by them are unable to agree upon the selection of a neutral arbitrator then either party may, at its election, require that the arbitration shall be conducted under the auspices and rules of the American Arbitration Association (AAA) and that the neutral arbitrator shall be selected by the AAA. Arbitration hereunder shall not, in any event, (i) prevent any party from seeking and obtaining equitable relief, including, but not limited to, prohibitory or mandatory injunctions, specific performance or extraordinary writs, in any court of law or equity having jurisdiction, nor (ii) prevent any party from joining any other party as defendant in any action brought by or against a third party, nor (iii) prevent any party from filing legal action hereunder to effectuate any attachment or garnishment, provided that such party stipulates in such action, at any other party's request, to arbitration on the merits of said case, nor (iv) prevent a party from filing legal action to compel arbitration under the arbitration provisions hereof.

     14.  General Provisions:
          ------------------

          14.1 Warranties: Executive warrants that he is free to enter into this
               ----------
Agreement and will not knowingly do or permit any act which will interfere with or derogate from the full performance of his services or Company's exercise of the rights herein granted.

          14.2 Indemnity: Executive shall hold Company, its licensees and
               ---------
assigns, and the directors, officers, employees and agents of the foregoing, harmless from all claims, liabilities, damages, costs and legal fees arising from any breach by Executive of any warranty or agreement made by Executive hereunder. Company will hold Executive harmless from all claims, liabilities, damages, costs and legal fees arising from the use of any material supplied Executive by Company or incorporated at Company's discretion or in connection with or arising out of the performance of his duties pursuant to this agreement. The party receiving notice of any claim or action subject to indemnity hereunder shall promptly notify the other party. This indemnity shall survive any termination or expiration of this Agreement. Company shall maintain directors and officers liability coverage during the Term which coverage shall apply to all officers of Company including

Executive, to extent provided therein.

          14.3 Waiver: A waiver by either party of any of the terms or
               ------
conditions of this agreement in any one instance shall not be construed to be a waiver of such term or condition for the future, or any subsequent breach thereof; all remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

          14.4 Construction: This agreement shall be governed by and construed
               ------------
in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In view of the fact that this agreement was in whole or in part negotiated and entered into in California, the parties consent to and agree to submit to the jurisdiction of the courts of the State of California (and/or the federal courts within California), and each party agrees that service of process may be effected by mail (certified or registered mail, return receipt requested), to or by personal service upon such party (or any officer of a corporate party) at such party's address as set forth in this agreement or such other address as such party may specify in writing.

               Wherever the context of this agreement requires it, each gender shall be deemed to embrace and include the others, and the singular shall be deemed to embrace and include the plural.

          14.5 Public Announcement. Subject to the Company's obligations as a
               -------------------
public company, the Company shall provide Executive with the right to review and approve any public announcement of the terms, provisions, or execution of this Agreement; provided, however, that Executive shall not unreasonably withhold
           --------  -------
such approval. Further, the Company and Executive shall mutually approve the timing of the release of any public announcement made with respect to Executive's employment; provided, however, that any such release shall be made
                        --------  -------
within ten days of the date of execution of this Agreement.

          14.6 Severability of Provisions: If any provision hereof as applied to
               --------------------------
either party or to any circumstance shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provision in any other circumstances or the validity or enforceability hereof.

          14.7 Entire Understanding: This agreement and the Stock Option
               --------------------
Agreements referred to above contain the entire understanding of the parties hereto relating to the subject matter herein contained and supersede any and all prior negotiations, understanding and agreements between the parties (whether oral or in writing); this agreement cannot be changed, rescinded or terminated except by a writing signed by the parties.

          14.8 Successors and Assigns: Except where expressly provided to the
               ----------------------
contrary, this agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devisees.

          14.9 Section Titles:  The titles of the Sections of this agreement are
               --------------
for convenience only and shall not in any way affect the interpretation of any paragraphs of this agreement or of the agreement itself.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                        FILM ROMAN, INC.


                                        By:  /s/ John W. Hyde
                                             ------------------------------

                                             Its --------------------------

                                        /s/ Jon Vein
                                        -----------------------------------
                                        JON VEIN

                                        Soc. Sec. No.: --------------------

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